UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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WESTERN REFINING, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 16, 2007

To Our Stockholders:

On behalf of the Board of Directors, I cordially invite all stockholders to attend the Annual Meeting of Western Refining, Inc. to be held on May 15, 2007, at 9:00 a.m. MDT at the Camino Real Hotel, 101 South El Paso Street, El Paso, Texas. Proxy materials, which include a Notice of the Meeting, Proxy Statement and proxy card, are enclosed with this letter. Our 2006 Annual Report to stockholders, which is not a part of the proxy materials, is also enclosed and provides additional information regarding our financial results for 2006.

Even if you plan to attend the meeting, you are requested to sign, date and return the proxy card in the enclosed envelope. If you attend the meeting after having returned the enclosed proxy card, you may revoke your proxy, if you wish, and vote in person. If you would like to attend and your shares are not registered in your own name, please ask the broker, trust, bank or other nominee that holds the shares to provide you with evidence of your share ownership.

Thank you for your support.
Sincerely yours,

Paul L. Foster
President and Chief Executive Officer

NOTICE OF THE 2007
ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of the Stockholders of Western Refining, Inc. will be held on May 15, 2007, at 9:00 a.m. MDT, at the Camino Real Hotel, located at 101 South El Paso Street, El Paso, Texas 79901, for the following purposes:

1. To elect three Class II directors to serve a three-year term;

2. To ratify the appointment of Ernst & Young LLP as our independent auditor for fiscal year 2007; and

3. To transact such other business as may properly come before the meeting, or any adjournment thereof.

The Board of Directors has fixed the close of business on March 26, 2007, as the record date for the stockholders having the right to vote at the meeting or any adjournment. A list of such stockholders will be available for examination by a stockholder for any purpose germane to the meeting during ordinary business hours at 6500 Trowbridge Drive, El Paso, Texas 79905 during the ten days prior to the meeting. Stockholders holding at least a majority of the outstanding shares of our common stock are required to be present or represented by proxy at the meeting to constitute a quorum.

Please note that space limitations make it necessary to limit attendance at the meeting to stockholders, though each stockholder may be accompanied by one guest. Admission to the meeting will be on a first-come, first-served basis. Registration and seating will begin at 8:30 a.m. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts must bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

By Order of the Board of Directors,

Lowry Barfield
Vice President — Legal, General Counsel and
Secretary

El Paso, Texas
April 16, 2007

YOUR VOTE IS IMPORTANT

TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND
RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE. AN ENVELOPE, WHICH REQUIRES
NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE.

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

May 15, 2007

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors in connection with the 2007 Annual Meeting of Stockholders of Western Refining, Inc., a Delaware corporation (the “Company”), to be held at the Camino Real Hotel, located at 101 South El Paso Street, El Paso, Texas, on May 15, 2007, at 9:00 a.m. MDT. Stockholders of record at the close of business on March 26, 2007, are entitled to notice of, and to vote at, the meeting and at any postponement or adjournment thereof.

When a properly executed proxy is received prior to the meeting, the shares represented will be voted at the meeting in accordance with the directions noted on the proxy. A proxy may be revoked at any time before it is exercised by submitting a written revocation or a later-dated proxy to the Secretary of the Company at the mailing address provided below or by attending the meeting in person and so notifying the inspector of elections.

Management does not intend to present any business for a vote at the meeting, other than (i) the election of directors, and (ii) the ratification of Ernst & Young LLP as the Company’s independent auditor for fiscal year 2007. Unless stockholders specify otherwise in their proxy, their shares for which a proxy is received will be voted FOR the election of the nominees listed in this proxy statement and FOR the ratification of the independent auditor. If other matters requiring the vote of stockholders properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote proxies held by them in accordance with their best judgment.

The complete mailing address of the Company’s executive offices is 6500 Trowbridge Drive, El Paso, Texas 79905. The approximate date on which this Proxy Statement and the accompanying proxy card are being sent or given to the stockholders of the Company is April 16, 2007.

VOTING SECURITIES

On March 26, 2007, the record date, there were outstanding 68,293,678 shares of common stock, par value $0.01 per share (“Common Stock”), of the Company. Stockholders are entitled to one vote, exercisable in person or by proxy, for each share of Common Stock, held on the record date. Stockholders do not have cumulative voting rights.

PROPOSAL 1: ELECTION OF DIRECTORS

Board of Directors.  Our Bylaws provide for the Board of Directors to serve in three classes having staggered terms of three years each. Three Class II directors will be elected at the 2007 Annual Meeting to serve for a three-year term expiring at the Annual Meeting of Stockholders in 2010. Pursuant to Delaware law, in the event of a vacancy on the Board of Directors, a majority of the remaining directors will be empowered to elect a successor, and the person so elected will hold office for the remainder of the full term of the director whose death, retirement, resignation, removal, disqualification or other cause created the vacancy and thereafter until the election of a successor director. Our Bylaws allow our Board of Directors to fix the number of directors serving on the Board. Our Board of Directors has fixed the number of directors at nine. We currently have eight members on our Board of Directors.

Recommendation; Proxies.  The Board of Directors recommends a vote FOR each of the nominees named below. The persons named in the enclosed proxy card will vote all shares over which they have discretionary authority FOR the election of the nominees named below. Although our Board of Directors does not anticipate that any of the nominees will be unable to serve, if such a situation should arise prior to the meeting, the appointed persons will use their discretionary authority pursuant to the proxy and vote in accordance with their best judgment.

Nominees.  The following table sets forth information for each nominee. Each nominee has consented to be named in this proxy statement and to serve as a director, if elected (ages are as of March 31, 2007).

Name	Principal Occupation	Age	Class

Jeff A. Stevens	Mr. Stevens was elected to our Board of Directors in September 2005. He has served as our Executive Vice President since joining our operating subsidiary in 2000. Mr. Stevens has over 20 years of oil industry and marketing experience. Prior to joining us, Mr. Stevens was the Senior Vice President — Supply and Marketing from 1997 to 2000 at Giant Industries, Inc, or Giant. He served as Vice President — Supply and Marketing of Phoenix Fuel from 1993 until 1997, when it was acquired by Giant.	43	II
Ralph A. Schmidt	Mr. Schmidt was appointed to our Board of Directors in February 2006. He joined us in July 2001 as Vice President of Refining and became our Chief Operating Officer in September 2005, a position he held until his retirement in August 2006. Mr. Schmidt has over 37 years of oil industry experience serving in various refinery management positions. Mr. Schmidt served as Vice President and Refinery General Manager for Clark Refining and Marketing from 1993 to 1998, where he was responsible for all aspects of Clark’s Port Arthur business unit. From September 1998 to 2001, Mr. Schmidt was a consultant for Stancil & Company, where he served as managing director for a European refiner on a contract basis.	60	II
William D. Sanders	Mr. Sanders was appointed to our Board of Directors in February 2007. Mr. Sanders is a founder and currently the Co-chairman of Verde Realty. Verde is a diversified real estate investment trust focused on the U.S.-Mexico border region. Additionally, he is a trustee of Borderplex Community Trust. Borderplex is a civically-formed real estate investment trust organized to acquire, develop and manage real estate, initially in the downtown El Paso, Texas area. Before founding Verde, Mr. Sanders was the founder, Chairman and Chief Executive Officer of Security Capital Group Incorporated, which was sold to GE Capital Corporation in 2002. Founded in 1991, Security Capital had controlling interests in eighteen public and private fully integrated real estate operating companies, eight of which were NYSE listed companies. Prior to establishing Security Capital, Mr. Sanders founded LaSalle Partners Limited (now the international real estate firm, Jones Lang LaSalle) in 1968 and served as its chairman until his retirement in 1989. He previously served as a director of CarrAmerica, Continental Bank Corporation, King Ranch, Inc., Lone Star Technologies, R.R. Donnelley, Security Capital European Realty, Security Capital US Realty, and Storage USA. He is a past Chairman of the National Association of Real Estate Investment Trusts (NAREIT). Mr. Sanders also served on the Board of Trustees of the University of Chicago, and he is currently a member of the Cornell University Board of Trustees.	65	II

Other Directors.  The following table sets forth certain information for the Class III and Class I directors whose terms will expire at the Annual Meeting of Stockholders in 2008 and 2009, respectively (ages are as of March  31, 2007).

Name	Principal Occupation	Age	Class

Paul L. Foster	Mr. Foster was elected to our Board of Directors in September 2005. He has served as our President and Chief Executive Officer since 2000. Mr. Foster has over 26 years of oil industry and marketing experience. In 1993, Mr. Foster became Vice President and General Manager of Border Refining Company and in 1997 became President and Chief Executive Officer of WRC Refining Company. At both companies, he was responsible for managing the activities of our company under a management contract. In 2000, Mr. Foster acquired the ownership of our company through related entities and was named President and Chief Executive Officer.	49	III
L. Frederick Francis	Mr. Francis was appointed to our Board of Directors in February 2006. He currently serves as Chairman of Bank of the West, an El Paso-based bank, as well as Chairman and Chief Executive Officer of Francis Holdings and Francis Properties, firms primarily engaged in family investments. Mr. Francis is the current Chairman of the Board of Regents of Texas Tech University and also serves on the boards of other civic and charitable organizations.	50	III
Carin M. Barth	Ms. Barth was appointed to our Board of Directors in March 2006. She currently serves as President of LB Capital, Inc., a firm engaged in the acquisition and ownership of operating businesses in industries ranging from basic manufacturing to retail operations. She also serves as Interim Senior Vice President of Finance and Administration (CFO) at Texas Southern University. Ms. Barth recently served as Chief Financial Officer of the U.S. Department of Housing and Urban Development and currently serves as an expert consultant to HUD. She currently serves on the Advisory Board of Directors for Amegy Bancorporation where she had served on its Board of Directors before its acquisition by Zions Bancorporation. Ms. Barth also serves on the boards of other educational and charitable organizations.	44	III
Brian J. Hogan	Mr. Hogan was appointed to our Board of Directors in January 2006. He has served as an officer of Hogan Motor Leasing, Inc., a full-service regional truck leasing company, since 1986. He has served as its President since 1990. Mr. Hogan also serves as a director of Missouri State Bank and on various transportation and leasing industry professional association boards and charitable organization boards.	45	I

Name	Principal Occupation	Age	Class

Scott D. Weaver	Mr. Weaver was elected to our Board of Directors in September 2005. He served as our Chief Financial Officer, Treasurer and Secretary since joining us in 2000 until August 2005, when he became Chief Administrative Officer and resigned as Chief Financial Officer and Treasurer; in November 2005, he resigned as Secretary and became our Assistant Secretary. He has served in various finance and accounting positions since 1980. Prior to joining us, Mr. Weaver was the Chief Financial Officer of Encore Wire Corporation, a publicly-traded copper wire manufacturing company, from 1993 to 2000. Mr. Weaver currently serves on the board of directors of Encore.	48	I

Vote Required

If a quorum is present in person or represented by proxy at the 2007 Annual Meeting of Stockholders, the three nominees receiving the highest number of votes will be elected to the Board of Directors. Votes withheld from any nominee will be counted for purposes of determining the presence or absence of a quorum for transaction of business at the Annual Meeting, but will have no other legal effect upon the election of directors under Delaware law.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Meetings.  The Board of Directors held ten meetings during fiscal 2006 and acted pursuant to written consents in lieu of meetings on seven occasions. The Board of Directors currently has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each director is expected to attend each meeting of the Board of Directors, those committees on which he or she serves and the annual shareholder meeting. In addition to meetings, the Board of Directors and its committees review and act upon matters through written consent procedures. There were six Audit Committee, three Compensation Committee and one Nominating and Corporate Governance Committee meetings in 2006. All directors attended at least 75% of the meetings of the Board and the Committees on which such directors served. All directors who were directors at the time attended the 2006 annual shareholders meeting.

Stockholder Communications.  The Board of Directors maintains a process for stockholders to communicate with the non-management members of the Board of Directors. Stockholders wishing to communicate with the non-management members of the Board of Directors should send any communication to Corporate Secretary, Western Refining, Inc., 6500 Trowbridge Drive, El Paso, Texas 79905. Any such communication must state the number of shares beneficially owned by the stockholder making the communication. The Corporate Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed, unless the Corporate Secretary determines that the communication does not relate to the business or affairs of the Company or the functioning or constitution of the Board of Directors or any of its committees, relates to routine or insignificant matters that do not warrant the attention of the Board of Directors, is an advertisement or other commercial solicitation or communication, is frivolous or offensive, or is otherwise not appropriate for delivery to directors. The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board of Directors or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made through the Corporate Secretary and only in accordance with the Company’s policies and procedures and applicable law and regulations relating to the disclosure of information.

Independence.  The Board of Directors has affirmatively determined that Brian J. Hogan, L. Frederick Francis, William D. Sanders and Carin M. Barth are independent within the meaning of the SEC rules and regulations and the New York Stock Exchange director independence standards and otherwise have no material relationship with the Company either directly or as a partner, stockholder or affiliate of an organization that has a relationship with the Company. The Board of Directors based this determination on a review of all of the relevant facts and circumstances, including the responses of the directors to questions regarding their employment history, compensation, affiliations and family and other relationships.

Because more than 50% of our common stock is held by our founders through RHC Holdings, L.P. and WRC Refining Company, among others, we have concluded that we are a “controlled company” under the New York Stock Exchange rules and regulations. As a result, we rely on an exemption from Section 303A of the New York Stock Exchange Listed Company Manual that would otherwise require us to have a majority of independent board members serving on our Board of Directors.

Executive Sessions.  Board meetings regularly include an executive session of all non-management directors. Ms. Barth leads these executive sessions.

Committees

In compliance with the requirements of the Sarbanes Oxley Act of 2002, the New York Stock Exchange listing standards and SEC rules and regulations all of the directors on each of our committees are currently independent. The following table shows the committees on which each director serves:

Nominating and
Director	Audit	Compensation	Governance

Scott D. Weaver
Brian J. Hogan	X	X	X
Jeff A. Stevens
Ralph A. Schmidt
William D. Sanders
Paul L. Foster
L. Frederick Francis	X	X	X
Carin M. Barth	X	X	X

Audit Committee.  The responsibilities of the Audit Committee, composed of Ms. Barth (Chairman), Mr. Hogan and Mr. Francis, include:

•	engaging the independent auditors;

•	reviewing interim financial information;

•	reviewing the scope and results of the annual audit of our consolidated financial statements with the independent auditors, internal auditors and management;

•	reviewing the independence of the independent auditors;

•	reviewing actions by management on the independent and internal auditors’ recommendations; and

•	meeting with management, the internal auditors and the independent auditors to review the effectiveness of our system of internal controls and internal audit procedures.

To promote the independence of the audit, the Audit Committee consults separately and jointly with the independent auditors and management. Our Board of Directors has determined that Ms. Barth is an audit committee financial expert. The Board of Directors has adopted a charter for the Audit Committee, a copy of which is available on our website (www.wnr.com).

Compensation Committee.  The responsibilities of the Compensation Committee, composed of Mr. Francis, Mr. Hogan and Ms. Barth include:

•	reviewing our executive salary and bonus and overall compensation structure;

•	reviewing our employee stock incentive plans as well as incentive alternatives;

•	reviewing our performance-based compensation plans;

•	conducting annual performance evaluations of the Committee;

•	reviewing employment agreements and severance agreements; and

•	recommending directors’ compensation.

The Compensation Committee has formed a Section 162(m) Compensation Subcommittee (“162(m) Subcommittee”) to establish, administer and certify attainment of performance goals in order to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended, and to grant performance-based awards under the Western Refining Long-Term Incentive Plan. The 162(m) Subcommittee is composed of Mr. Hogan and Ms. Barth. Our Board of Directors has adopted a charter for the Compensation Committee, a copy of which is available on our website (www.wnr.com).

Nominating and Corporate Governance Committee.  The responsibilities of the Nominating and Corporate Governance Committee, composed of Mr. Hogan, Mr. Francis and Ms. Barth, include:

•	evaluating candidates to fill vacancies on our Board of Directors, and any committees thereof;

•	overseeing the evaluation of our Board of Directors, and any committees thereof;

•	evaluating annually the performance of our Chief Executive Officer;

•	recommending general matters for consideration by our Board of Directors;

•	overseeing corporate governance principles and guidelines; and

•	considering qualifications required for Board of Directors service and for nominations by the committee and by stockholders.

Our Board of Directors has adopted a charter for the Nominating and Corporate Governance Committee, a copy of which is available on our website (www.wnr.com).

The Nominating and Corporate Governance Committee has procedures for identifying and evaluating nominees to serve as directors. First, the Committee determines the needs of the Board of Directors. Qualifications for consideration as a board nominee vary according to the particular areas of expertise being sought as a complement to the existing board composition. However, the following criteria, among others, are considered for selection of members to serve on the Company’s Board of Directors:

•	highest ethical standards and integrity;

•	willingness to act on and be accountable for Board decisions;

•	high level of education and/or business experience;

•	time available for meeting and consultation on our business matters;

•	understanding of our business and industry;

•	strategic thinking and willingness to share ideas;

•	loyalty and commitment to driving our success;

•	network of contacts; and

•	experience on other Boards of Directors.

The Nominating and Corporate Governance Committee will consider nominees recommended by a stockholder who is entitled to vote at a meeting of stockholders called for the election of directors. Nominations made by a stockholder must be made by giving notice in writing to the Secretary of the Company before the later to occur of: (i) 60 days prior to the date of the meeting of stockholders called for the election of directors or (ii) 10 days after the Board of Directors makes public disclosure of the date of such meeting. In no event shall the public disclosure of an adjournment of an annual meeting of stockholders commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice must set forth the following information as to each person whom the stockholder proposes to nominate for election or re-election as a director: (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of capital stock of the Company that are then beneficially owned by such person, (iv) any other information relating to such person that is required by law or regulation to be disclosed in solicitations of proxies for the election of directors of the Company, and (v) such person’s written consent to being named as a nominee for election as a director and to serve as a director if elected. Such stockholder’s notice must also set forth the following information as to the stockholder giving the notice: (i) the name and address, as they appear in the stock records of the Company, of such stockholder, (ii) the class and number of shares of capital stock of the Company that are then beneficially owned by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each nominee for election as a director and any other person or persons (naming such person or persons) relating to the nomination proposed to be made by such stockholder, and (iv) any other information required by law or regulation to be provided by a stockholder intending to nominate a person for election as a director of the Company. The Nominating and Corporate Governance Committee does not evaluate potential nominees for director differently based on whether they are recommended to the Nominating and Corporate Governance Committee by officers or directors of the Company or by a stockholder.

CODE OF CONDUCT AND CODE OF ETHICS

The Code of Ethics for Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer and the Code of Business Conduct and Ethics, which is applicable to all directors, officers and employees of the Company, is available on the Company’s website (www.wnr.com).

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors consists of three directors who are independent, as defined by the standards of the New York Stock Exchange and the rules of the Securities and Exchange Commission. The Committee was formed in January 2006, in connection with the Company’s initial public offering. Under the charter approved by the Board of Directors, the Committee assists the Board of Directors in overseeing matters relating to the accounting and financial reporting practices of the Company, the adequacy of its internal controls and the quality and integrity of its financial statements and is responsible for selecting and retaining the independent auditors. The Company’s management is responsible for preparing the financial statements of the Company, and the independent auditors are responsible for auditing those financial statements. The Audit Committee’s role under the charter is to provide oversight of management’s responsibility. The Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work.

The Audit Committee has met and held discussions separately and jointly with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm.

The independent auditors provided the Committee with a written statement describing all of the relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Committee also discussed with the auditors any relationships that may impact the independence of the auditors. The Committee discussed and reviewed with the independent auditors all communications required to be discussed by standards of the Public Company Accounting Oversight Board, including those described in Statement of Auditing Standards No. 61, as amended, “Communication with Audit Committees.”

Based on the Audit Committee’s discussion with management and the independent registered public accounting firm, its review of the representations of management, and the report of the independent registered public accounting firm, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report for the fiscal year ended December 31, 2006.

Carin Barth, Chairman
Brian J. Hogan
L. Frederick Francis

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

Our executive officers are as follows (ages are as of March 31, 2007):

Name	Age	Position

Paul L. Foster	49	President and Chief Executive Officer
Jeff A. Stevens	43	Executive Vice President
Scott D. Weaver	48	Chief Administrative Officer and Assistant Secretary
Gary R. Dalke	54	Chief Financial Officer & Treasurer
Lowry Barfield	49	Vice President — Legal, General Counsel and Secretary
Mark J. Smith	47	Executive Vice President — Refining

See “Proposal 1: Election of Directors” for the biographies of Messrs. Foster, Stevens, and Weaver.

Gary R. Dalke joined us in 2003 as Chief Accounting Officer and became our Chief Financial Officer in August 2005 and Treasurer in September 2005. Mr. Dalke has over 21 years of oil industry experience. Mr. Dalke held various positions from 1997 to 2003 with Giant Industries, Inc., most recently as Chief Accounting Officer. He was the Chief Financial Officer of Phoenix Fuel when it was acquired by Giant Industries, Inc. in 1997.

Lowry Barfield has served as our outside counsel since 1999 and became our Vice President — Legal, General Counsel and Secretary in November 2005. Prior to joining us, Mr. Barfield had been practicing law since September 2004 at his own private law firm, before which time, he practiced law at Robins, Kaplan, Miller & Ciresi from April 2003 through August 2004 and Larson King, LLP from January 1999 until April 2003. Mr. Barfield has addressed numerous legal issues relating to the oil and refining industry over his 24-year career in private practice.

Mark J. Smith has served as our Executive Vice President — Refining since August 2006. Prior to joining us, Mr. Smith served as Vice President and General Manager, Lemont Refinery for CITGO Petroleum Corporation. He has 26 years of experience in the petroleum refining industry. During this time, he has been involved in operational, business management and commercial aspects of the petroleum refining business. Most recently, he was responsible for all business and operational aspects of CITGO’s Lemont business unit.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Objectives

The objectives of our executive officer compensation are to attract and retain nationally recognized, highly qualified executives to manage and lead our company and to do so in a way that meaningfully aligns the interests of our executive officers with the interests of stockholders. We compensate our executive officers with a combination of base salary, cash bonus and equity compensation which is designed to be competitive with comparable employers and structured to align their compensation with the interests of our stockholders. We do not have any specific stock ownership or guidelines for our executive officers.

Compensation Reward Goals

Our compensation program is designed to fairly compensate our executive officers and to have incentive compensation to reward earnings growth and appreciation in stock price as well as achievement and implementation of specific company operational goals which advance the interests of the Company.

Compensation Process

We became a new public company in January 2006. The base salaries of our executive officers for 2006 were based largely upon what these officers had historically been paid prior to us becoming a public company. This compensation, in turn, had been based upon what the Company thought was necessary for us to meet some of the objectives outlined above. In March 2006, our 162(m) Subcommittee adopted an incentive compensation plan under which the executive officers were eligible for incentive compensation in 2006 if a specified increase in earnings before interest expense, income tax expense, depreciation, amortization of loan fees, write-off of loan fees and maintenance turnaround expense (“Adjusted EBITDA”) for fiscal year 2006 was achieved in comparison to 2005. Bonus amounts could range from zero up to an amount not to exceed 200% of each executive officer’s base salary. Payments of bonus amounts could be made in cash, stock or a combination of both, in the discretion of the 162(m) Subcommittee.

In late 2006, our Compensation Committee determined that our compensation process going forward would involve establishing targeted overall compensation for each executive officer and allocating that compensation between base salary, bonus and equity compensation. In November 2006, our Compensation Committee retained the compensation consulting firm of Pearl Meyer & Partners (“Pearl Meyer”) to provide us with an analysis of our executive officer compensation and to provide us with competitive data and associated recommendations regarding compensation levels and equity vehicles most appropriate to the objectives and goals outlined above. Pearl Meyer identified and utilized a selected peer group1, a private executive survey and a private general executive compensation database to assist it in providing our Compensation Committee with this compensation analysis. Pearl Meyer was principally retained to assist us with compensation for 2007 and ensuing years. The Pearl Meyer work, however, was also utilized by the Compensation Committee in determining 2006 incentive bonus levels within the parameters established by the 162(m) Subcommittee.

Generally, our Compensation Committee intends to compensate our executives in the median range of the total compensation amounts paid to executives employed by companies in our peer group and to allocate this compensation between base salary, bonus and equity compensation in a manner that will meet the objectives and goals outlined above. The Compensation Committee, however, will use this peer group information as a guideline and not as a formulaic approach to compensation levels.

Our Chief Executive Officer, Mr. Foster, and our Executive Vice President, Mr. Stevens, meet with the Compensation Committee chairperson, and members of the committee, as appropriate, to discuss the appropriate compensation amounts and types for the executive officers other than Mr. Foster and Mr. Stevens. Mr. Foster also conducts similar meetings regarding Mr. Stevens’ compensation. The Compensation Committee determines Mr. Foster’s compensation. These meetings are designed to ensure a full and candid discussion between management and the Compensation Committee.

Base Salaries

Our base salaries are designed to provide a level of assured cash compensation to our executive officers based primarily upon job responsibilities, individual experience, professional status and accomplishments of each executive officer. We did not formally benchmark these compensation amounts against a peer or survey group and did not utilize compensation consultants to provide us an analysis of these amounts. For our Chief Executive Officer, Mr. Foster, we determined $675,000 was appropriate in this regard. Similarly, we concluded

1 The peer group consisted of the following ten companies: 1- Valero Energy Corporation; 2- Sunoco, Inc.; 3- Hess Corp.; 4- Tesoro Petroleum Corp.; 5- Murphy Oil Corp.; 6- Frontier Oil Corp.; 7- Giant Industries, Inc.; 8- Holly Corp; 9- Delek US Holdings, Inc.; and, 10- Alon USA Energy, Inc.

that a base salary of $525,000 was appropriate for our Executive Vice President, Mr. Stevens. These salaries were not objectively determined, but instead reflect compensation that we concluded was appropriate based upon our general experience. We evaluated our other executive officers’ base salaries in a similar fashion and concluded these salaries were also appropriate based upon our general experience.

Bonus

We pay cash bonuses to award performance that meets various business goals set by our 162(m) Subcommittee. These goals are chosen as being reflective of the overall financial success of our company. Our 2006 bonuses were based upon the achievement of the performance goals set by our 162(m) Subcommittee. For executive officers whose overall compensation is likely to exceed $1 million, we use only the 162(m) Subcommittee’s performance goals to ensure there are no adverse tax consequences related to compensation exceeding $1 million. For executive officers whose compensation is not likely to exceed $1 million, performance goals will be the primary consideration in determining bonuses, but we may use other goals as well.

For 2006, the performance goals for all of our executive officers involved achieving a 5% increase in Adjusted EBITDA from 2005 to 2006. For a description of how we calculate Adjusted EBITDA, see “Item 6. Selected Financial and Operating Data” in our Annual Report on Form 10-K for the year ended December 31, 2006. The 162(m) Subcommittee selected Adjusted EBITDA because it believes it is a direct reflection of management talent, including setting of goals and attainment of those goals. Our 2006 Adjusted EBITDA exceeded the specified increase over our 2005 Adjusted EBITDA. In addition, while not a designated goal of the 162(m) Subcommittee, we also note that our stock price appreciated 49.76% from the initial public offering price to the close on December 29, 2006.

Based on the 2006 Adjusted EBITDA results, the 162(m) Subcommittee determined that the bonus for Mr. Foster, our Chief Executive Officer, would be $675,000 in cash and 6,250 shares of restricted stock, and for Mr. Stevens, our Executive Vice President, $525,000 in cash and 4,300 shares of restricted stock. The restricted stock vest ratably over three years. Subject to the maximum limit established early in 2006 by the 162(m) Subcommittee, these bonuses reflect compensation the 162(m) Subcommittee thought was appropriate based upon our 2006 performance and general experience. We determined our other executive officers’ bonuses in a similar fashion and concluded these bonuses were also appropriate based upon our general experience. All bonus amounts were less than the maximum amount allowed under the 2006 performance plan. The cash bonuses are included under the “Non-Equity Incentive Plan Compensation” heading in the Summary Compensation Table on page 12 of this report. Under the SEC compensation disclosure rules, the restricted stock awards will be included in the table for Fiscal 2007.

Equity Compensation

We award equity compensation in an effort to ensure the long term financial rewards for our executive officers are aligned with our stockholders. Historically, all of our equity awards have been in the form of restricted stock which vests over a multiple year time frame. In 2006, we made equity awards to two of our executive officers. As with our other forms of compensation, these awards were not determined objectively but were based upon our general experience and the Compensation Committee concluded they were appropriate based upon this general experience.

Termination Payments

All of our executive officers have employment contracts with the Company. If one of these executive officers’ employment is involuntarily terminated without cause, the executive officer will be entitled to severance in an amount equal to two times the executive officer’s annual base salary, to be paid over a two-year period in monthly payments equal to one-twelfth of his annual base salary. If such involuntary termination occurs during a change of control period, this severance amount will be paid to Messrs. Smith, Dalke and Barfield in a lump sum and its calculation will include bonuses received by the officer. In addition to severance payment(s), the executive officer may be entitled to continue participating in certain employee benefit plans for a period of up to two years. Three of our executive officers, Mr. Foster, Mr. Stevens and Mr. Weaver amended their employment contracts in December 2006 to provide that upon termination during a change in control period, they will be paid through the end of their contracts but receive no further additional or extraordinary compensation.

We think these contracts and termination payments, as outlined above, are necessary for us to attract and retain executive officers nationally recognized for their expertise, talent and accomplishments in their specific areas or responsibility at the Company.

The above description of the Employment Agreements does not purport to be a complete statement of the parties’ rights and obligations thereunder. The above statements are qualified in their entirety by reference to the Employment Agreements, which have been filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion & Analysis (“CD&A”) with management; and, based on this review and discussion, the Committee recommends to the Board of Directors that the CD&A be included in the Company’s Form 10-K and the Company’s Proxy Statement.

L. Frederick Francis
Brian J. Hogan
Carin M. Barth

Executive Compensation

The following table sets forth information regarding compensation earned by our Chief Executive Officer and the four most highly compensated officers other than the Chief Executive Officer for services rendered in all capacities to the Company and its subsidiaries. We refer to these five officers as the “Named Executive Officers.” None of our officers have been granted or hold any options or SARs and none participate in a pension plan or a non-qualified defined compensation plan.

SUMMARY COMPENSATION TABLE — FISCAL 2006

				Non-Equity
				Incentive Plan	All Other
	Salary	Stock Awards		Compensation (2)	Compensation (3)	Total
Name and Principal Position	($)	($)		($)	($)	($)
(a)	(c)	(e)		(g)	(i)	(j)

Paul L. Foster	$675,000			$675,000	$34,083	$1,384,083
President and Chief Executive Officer
Gary R. Dalke	275,000	$1,999,455	(1)	302,500	33,271	2,610,226
Chief Financial Officer and Treasurer
Jeff A. Stevens	525,000			525,000	27,601	1,077,601
Executive Vice President
Lowry Barfield	250,000	141,954	(1)	275,000	13,202	680,156
Vice President — Legal, General Counsel and Secretary
Scott D. Weaver	337,500			337,500	26,600	701,600
Chief Administrative Officer and Assistant Secretary

(1)	In 2003, Mr. Dalke was granted equity appreciation rights. One-third of the equity appreciation rights vested on each anniversary of the grant date. As of the date of the grant, the equity appreciation rights had no value. In December 2005, the equity appreciation rights were amended to provide the participant the right to receive cash and shares of our common stock upon the completion of the initial public offering. Under the amendment, Mr. Dalke received 272,622 shares of restricted stock that vest quarterly over two years with the first vesting date being the second quarter of 2006. 102,234 shares vested during 2006.

In January 2006, Mr. Barfield was granted 25,000 shares of restricted stock that vest annually over three years with the first vesting date being January 2007.

The amounts shown for Mr. Dalke and Mr. Barfield are the amounts expensed for their award in 2006 pursuant to Statement of Financial Accounting Standards No. 123(R) “Share-based Payment” (“SFAS No. 123(R)”). For information on the assumptions used for SFAS No. 123(R) calculations, see our 2006 Annual Report on Form 10-K — Item 8, “Financial Statements and Supplementary Data” — Note 10, “Stock-based Compensation.”

(2)	See the “Grants of Plan-Based Awards” table for more information on these awards.

(3)	The following is the detail of all other compensation:

			Company 401(k) Plan
		Car Allowance	Contribution	Club Dues	Total
Name	Year	($)	($)	($)	($)

Paul L. Foster	2006	$9,000	$17,600	$7,483	$34,083
Gary R. Dalke	2006	9,000	17,600	6,671	33,271
Jeff A. Stevens	2006	9,000	17,600	1,001	27,601
Lowry Barfield	2006	9,000	1,598	2,604	13,202
Scott D. Weaver	2006	9,000	17,600	—	26,600

Company officers may use the airplanes operated by Western for personal use, however, they must reimburse Western for this use at the maximum rate allowed by the Federal Aviation Authority regulations applicable to the airplanes operated by Western. Western believes this rate is approximately equal to fair market value for this personal use. During 2006, Mr. Foster, Mr. Stevens and Mr. Weaver paid Western $642,000, $17,000 and $2,500, respectively, for an aggregate of 218.5 hours of personal use of the airplanes operated by Western. Thus, no amount has been included in other compensation for personal use of the airplanes.

GRANTS OF PLAN-BASED AWARDS — FISCAL 2006

											Grant
								All	All		Date
								Other	Other		Fair
								Stock	Option		Market
								Awards:	Awards:		Value
								Number	Number	Exercise	of
		Estimated Possible Payouts Under			Estimated Future			of	of	or Base	Stock
		Non-Equity Incentive Plan			Payouts Under Equity			Shares	Securities	Price of	and
		Awards(1)			Incentive Plan Awards			of Stock	Underlying	Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)

Paul L. Foster		$0	$675,000	$1,350,000
Gary R. Dalke		0	275,000	550,000
Jeff A. Stevens		0	525,000	1,050,000
Lowry Barfield	1/24/06	0	250,000	500,000				25,000			$456,250
Scott D. Weaver		0	337,500	675,000

(1)	In March 2006, our 162(m) Subcommittee of the Compensation Committee adopted an incentive compensation plan under which the executive officers were eligible for incentive compensation in 2006 if a specified increase in Adjusted EBITDA for fiscal year 2006 was achieved in comparison to 2005 (see CD&A). Bonus amounts could range from zero up to an amount not to exceed 200% of each executive officer’s base salary. Thus, the targets shown here are a range of zero to 200% of each executive officer’s base salary. Payments of bonus amounts may be paid in cash, stock or a combination of both, in the discretion of the 162(m) Subcommittee. The required increase in Adjusted EBITDA was achieved in 2006. The amount of cash bonus actually paid to the executive officers in 2007 for 2006 under this plan is reflected in column (g) of the Summary Compensation Table. An additional amount equal to approximately 25% of the executive officer’s base salary was also paid in restricted stock. The grant of the restricted stock will be reflected in the 2007 compensation tables included with the 2008 Proxy Statement.

OPTION EXERCISES AND STOCK VESTING — FISCAL 2006

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized on
	Acquired on Exercise	on Exercise	Acquired on Vesting	Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)

Paul L. Foster
Gary R. Dalke			102,234	$2,414,767
Jeff A. Stevens
Lowry Barfield
Scott D. Weaver

OUTSTANDING EQUITY AWARDS AT FISCAL 2006 YEAR END

	Option Awards					Stock Awards
								Equity	Equity
								Incentive	Incentive
								Plan	Plan
								Awards:	Awards:
			Equity					Number	Market or
			Incentive					of	Payout
			Plan					Unearned	Value of
	Number	Number	Awards:			Number	Market	Shares,	Unearned
	of	of	Number of			of	Value of	Units or	Shares,
	Securities	Securities	Securities			Shares	Shares or	Other	Units or
	Underlying	Underlying	Underlying			or Units	Units of	Rights	Other
	Unexercised	Unexercised	Unexercised	Option		of Stock	Stock That	That	Rights
	Options	Options	Unearned	Exercise	Option	That Have	Have Not	Have Not	That Have
	(#)	(#)	Options	Price	Expiration	Not Vested	Vested	Vested	Not Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Paul L. Foster
Gary R. Dalke						170,388	$4,338,078
Jeff A. Stevens
Lowry Barfield						25,000	636,500
Scott D. Weaver

NONQUALIFIED DEFERRED COMPENSATION AND PENSION BENEFITS

None of the executive officers received any nonqualified deferred compensation or is covered by a pension plan. Thus, the tables relating to this type of compensation are excluded.

TERMINATION AND CHANGE IN CONTROL PROTECTION

The Company has employment agreements with Gary Dalke, Lowry Barfield and Mark Smith which cover payments in the case of involuntary termination and termination related to a change in control. If one of these individuals’ employment is involuntarily terminated without cause, the employee will be entitled to severance in an amount equal to two times the employee’s annual base salary, to be paid over a two-year period in monthly payments equal to one-twelfth of his annual base salary. In addition to severance payments, the employee will be entitled to continue participating in certain employee benefit plans for a period of up to two years. If such involuntary termination occurs during a change of control period (as defined in the relevant employment agreements), this severance amount will be paid in a lump sum and its calculation will include bonuses received by the officer as well as accelerate any vesting on unvested stock awards. The employment agreements do not provide for any gross up to cover any applicable excise or income tax that may be incurred due to the severance payment. The employment agreements are for three year terms and will be automatically extended for successive one-year terms unless either party gives written notice within 180 days prior to the end of the term to the other party that such party desires not to renew the employment agreement. The executives are subject to a non-compete under the terms of the employment agreement.

The Company also has similar employment agreements with Paul Foster, Jeff Stevens and Scott Weaver. However, in 2006 these agreements were amended to delete the provisions for a termination that occurs during a change of control period. Thus, Mr. Foster, Mr. Stevens and Mr. Weaver will only receive payments in the case of an involuntary termination without cause. The payments will be equal to two times the employee’s annual base salary, to be paid over a two-year period in monthly payments equal to one-twelfth of the employee’s annual base salary. In addition to severance payments, the employee will be entitled to continue participating in certain employee benefit plans for a period of up to two years. See “Executive Compensation and Other Information — Termination Payments,” above.

Assuming a termination occurred at December 31, 2006, the following severance payments would be applicable for each executive officer listed.

INVOLUNTARY TERMINATION (OUTSIDE OF CHANGE OF CONTROL PERIOD)

			Non-Vested
		Value of	Restricted
		Employee	Stock Subject
	Severance	Benefits to be	to Vesting
	Payment	Continued	Acceleration
Name	($)	($)	(# of shares)

Paul L. Foster	$1,350,000	$6,565	0
Gary R. Dalke	550,000	19,871	0
Jeff A. Stevens	1,050,000	19,871	0
Lowry Barfield	500,000	19,871	0
Scott D. Weaver	675,000	6,565	0

INVOLUNTARY TERMINATION (WITHIN CHANGE OF CONTROL PERIOD)

			Non-Vested
		Value of	Restricted
		Employee	Stock Subject
	Severance	Benefits to be	to Vesting
	Payment	Continued	Acceleration
Name	($)	($)	(# of shares)

Paul L. Foster	$1,350,000	$6,565	0
Gary R. Dalke	1,155,000	19,871	170,388
Jeff A. Stevens	1,050,000	19,871	0
Lowry Barfield	1,050,000	19,871	25,000
Scott D. Weaver	675,000	6,565	0

Director Compensation

The following table sets forth information regarding compensation earned by directors for services rendered to the Company. In 2006, non-employee directors received an annual fee of $40,000 and an additional fee of $1,500 per Board of Directors or committee meetings attended. In addition each non-employee director was also granted shares of restricted stock in an amount equal to $40,000 (based on the closing market price of our common stock on the date of grant) on the date initially elected or appointed to the Board of Directors and on the date of our annual meeting of stockholders. None of our directors have been granted or hold any options or SARs and none participate in a pension plan or a non-qualified defined compensation plan.

DIRECTOR COMPENSATION — FISCAL 2006

					Change in
					Pension
	Fees				Value and
	Earned or			Non-Equity	Nonqualified
	Paid in	Stock	Option	Incentive Plan	Deferred	All Other
	Cash	Awards (2)	Awards	Compensation	Compensation	Compensation	Total
Name	($)	($)	($)	($)	Earnings	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Carin M. Barth	$60,000	$18,943					$78,943
L. Frederick Francis	57,250	19,490					76,740
Brian J. Hogan	60,250	20,513					80,763
Ralph A. Schmidt(1)	13,000						13,000

(1)	Ralph Schmidt has been a non-executive director since August 28, 2006, when he retired from active management. Since his retirement he has been eligible for board compensation as an outside director.

(2)	Directors were each granted restricted stock in 2006 as provided in the summary above (4,653 shares to Ms. Barth, 4,819 shares to Mr. Francis and 4,511 shares to Mr. Hogan). The restricted stock awards vest ratably over three years. The amounts shown here are the amounts expensed for awards in 2006 pursuant to SFAS No. 123(R). For information on the assumptions used for SFAS No. 123(R) calculations, see our 2006 Annual Report on Form 10-K — Item 8, “Financial Statements and Supplementary Data” — Note 10, “Stock-based Compensation.”

Messrs. Foster, Stevens, and Weaver, all of whom are executive officers, do not receive compensation for their service as directors. Mr. Sanders did not receive any compensation in 2006 since he was only appointed a director in February 2007. We reimburse our directors for all reasonable expenses incurred for attending meetings and serving on our Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Common Stock owned of record and beneficially for:

•	each person known by us to beneficially own more than 5% of our outstanding Common Stock;

•	each executive officer named in the Summary Compensation Table;

•	each of our directors;

•	each nominee for director; and

•	all of our executive officers and directors as a group.

The number of shares and percentage of beneficial ownership set forth below are based on 68,212,937 shares of Common Stock of the Company issued and outstanding as of March 31, 2007. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table below have sole voting and dispositive power with respect to all shares of Common Stock shown as beneficially owned by them, and their address is 6500 Trowbridge Drive, El Paso, Texas 79905.

	Amount and Nature of
Name	Beneficial Ownership	Percent of Class

Paul L. Foster(1)	29,306,812	43.0%
Jeff A. Stevens(2)	7,248,252	10.6%
Ralph A. Schmidt(3)	2,017,043	3.0%
Scott D. Weaver(4)	2,015,243	3.0%
Gary R. Dalke(5)	225,534	0.3%
Mark J. Smith(6)	28,300	—
Lowry Barfield(7)	28,016	—
Carin M. Barth(8)	18,348	—
L. Frederick Francis(9)	100,000	0.1%
Brian J. Hogan(10)	26,011	—
William D. Sanders(11)	2,252	—
All directors and officers as a group (11 persons)	41,015,811	60.1%
Other 5% or more shareholders:
RHC Holdings, L.P.	40,162,320	58.9%
WRC Refining Company(12)	807,302	1.2%
FMR Corp.(13)	5,289,351	7.8%
Total shares outstanding as of March 31, 2007	68,212,937	100.0%

(1)	Of the shares indicated as beneficially owned by Mr. Foster, 28,515,248 shares are owned by RHC Holdings, L.P. (“RHC”) in which Mr. Foster holds a 71% beneficial interest, 785,314 shares are beneficially owned by WRC Refining Company (“WRCRC”) in which Mr. Foster holds a 97.3% interest and 6,250 are restricted shares that will vest over three years from the date of grant. RHC has sole voting and investment power with respect to such shares owned by it. Mr. Foster is the controlling shareholder and Chief Executive Officer of WRCRC and, as such, may be deemed to have voting and dispositive power over the shares owned by WRCRC.

(2)	Of the shares indicated as beneficially owned by Mr. Stevens, 7,229,218 shares are owned by RHC, in which Mr. Stevens holds an 18% limited partner interest, 14,134 shares are owned by WRCRC, in which Mr. Stevens holds a 1.8% interest and 4,900 shares are restricted shares that will vest over three years from the date of grant. RHC and WRCRC have sole voting and investment power with respect to such shares owned by them.

(3)	Of the shares beneficially owned by Mr. Schmidt, 2,008,116 shares are owned by RHC, in which Mr. Schmidt holds a 5% limited partner interest, and 3,927 shares are owned by WRCRC, in which Mr. Schmidt holds a 0.5% interest. RHC and WRCRC have sole voting and investment power with respect to such shares owned by them.

(4)	Of the shares beneficially owned by Mr. Weaver, 2,008,116 shares are owned by RHC, in which Mr. Weaver holds a 5% limited partner interest, 3,927 shares are owned by WRCRC, in which Mr. Weaver holds a 0.5% interest and 3,200 shares are restricted shares that will vest over three years from the date of grant. RHC and WRCRC have sole voting and investment power with respect to such shares owned by them.

(5)	Of the shares indicated as beneficially owned by Mr. Dalke, 138,910 are restricted shares, 136,310 of which will vest ratably each quarter through the quarter ending March 31, 2008 and 2,600 will vest over three years from the date of grant.

(6)	All of the shares indicated as beneficially owned by Mr. Smith are restricted shares, which will vest over three years following the date of grant.

(7)	Of the shares indicated as beneficially owned by Mr. Barfield, 19,067 are restricted shares, which will vest over three years from the date of grant.

(8)	Of the shares indicated as beneficially owned by Ms. Barth, 3,875 are restricted shares, which will vest over three years following the date of grant and 10,420 are owned by trusts of which Ms. Barth is trustee.

(9)	Of the shares indicated as beneficially owned by Mr. Francis, 3,985 are restricted shares, which will vest over three years following the date of grant. Mr. Francis holds his unrestricted shares in a brokerage account which is subject to standard margin terms. As of March 31, 2007, Mr. Francis did not owe any monies in this margin account.

(10)	Of the shares indicated as beneficially owned by Mr. Hogan, 3,780 are restricted shares, which will vest over three years following the date of grant and 1,500 shares are held in Uniform Gift to Minors accounts for which Mr. Hogan is custodian.

(11)	All of the shares beneficially owned by Mr. Sanders are restricted shares, which will vest over three years following the date of grant.

(12)	Of the shares indicated as beneficially owned by WRCRC, 401,622 shares are owned by RHC, in which WRCRC holds a 1% general partner interest.

(13)	FMR Corp. filed with the SEC a Schedule 13G dated February 14, 2007. Based solely on the disclosure set forth in the Schedule 13G, FMR Corp. has sole dispositive power with respect to 5,289,351 shares, sole voting power with respect to 1,002,208 shares and shared dispositive and shared voting power with respect to no shares. On April 10, 2007, FMR Corp. filed an amended Schedule 13G reflecting their increased ownership to 10.826%, which is not reflected in the table above since the table is as of March 31, 2007. FMR Corp.’s address is 82 Devonshire Street, Boston, Massachusetts 02109.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has any executive officers serving on our Compensation Committee. No interlock relationship exists between our Board of Directors or the Compensation Committee of any other company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies for the Review and Approval of Related Person Transactions

Our Board of Directors has delegated to the Audit Committee the responsibility of reviewing and approving all related person transactions defined by, or those transactions required to be disclosed under, Item 404 of Regulation S-K of the Securities and Exchange Commission. This requirement is set forth in our Audit Committee Charter (which can be accessed on our website at www.wnr.com). The Company’s General Counsel and its Chief Administrative Officer are primarily responsible for obtaining information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in the Company’s Proxy Statement. The Audit Committee reviews and approves any related person transaction.

Initial Public Offering

In connection with our initial public offering, our controlling stockholder, RHC Holdings, L.P., received 47,215,971 shares of our common stock in exchange for the limited partner interests in Western Refining Company, L.P. and WRC Refining Company, the general partner of RHC Holdings, L.P., received 476,929 shares of our Common Stock in exchange for the membership interest in the general partner of Western Refining Company, L.P., each pursuant to a Contribution Agreement, dated January 24, 2006. Paul L. Foster, our President, Chief Executive Officer and member of the our Board of Directors, owns a 71% limited partner interest in RHC Holdings, L.P. and a 97.3% interest in WRC Refining Company, of which Mr. Foster is the controlling stockholder and Chief Executive Officer. In addition, Jeff A. Stevens owns an 18% limited partner interest in RHC Holdings, L.P. and a 1.8% interest in WRC Refining Company; Ralph A. Schmidt owns a 5% limited partner interest in RHC Holdings, L.P. and a 0.5% interest in WRC Refining Company;

and Scott D. Weaver owns a 5% limited partner interest in RHC Holdings, L.P. and a 0.5% interest in WRC Refining Company.

Aircraft Lease

On October 3, 2006, the Company entered into a new non-exclusive aircraft lease with an entity controlled by the Company’s major stockholder. The lease may be terminated at any time. The hourly rental payment will be $1,775 per flight hour and the Company is responsible for all operating and maintenance costs of the aircraft. Personal use of the aircraft by certain officers of the Company will be reimbursed to the Company at the highest rate allowed by the Federal Aviation Administration for a non-charter operator. In addition, the Company has a policy requiring that the officers deposit in advance of any personal use of the aircraft an amount equal to three months of anticipated expenses for the use of the aircraft. The Company believes that it leases the aircraft on terms no less favorable to it than would be obtained from an unaffiliated third party.

On December 13, 2004, the Company entered into a non-exclusive aircraft lease agreement with a related party controlled by the Company’s major stockholder. Pursuant to the lease agreement, the aircraft was leased by the Company at a rate of $600 per flight hour. In addition, the Company was responsible for all operating and maintenance costs associated with its use of the aircraft. The Company has a policy requiring that certain officers of the Company deposit in advance of any personal use of the aircraft an amount equal to three months of anticipated expenses for personal use of the aircraft. The officers reimburse the Company for personal use of the aircraft pursuant to a time sharing agreement. The aircraft was sold on December 4, 2006, and the lease agreement was terminated. The Company believes that it leased the aircraft on terms no less favorable to it than would be obtained from an unaffiliated third party. The following table summarizes the total costs incurred for the lease of both aircrafts for 2006 and 2005:

	Year Ended
	December 31,
	2006	2005
	(In thousands)

Lease payments	$380	$245
Operating and maintenance expenses	1,101	954
Reimbursed by officers	(675)	(306)

Total costs	$806	$893

Loans to Ascarate Group, LLC

The Company had a promissory note due from Ascarate Group LLC (“Ascarate”), which was controlled by the Company’s major stockholder. Up to $2.0 million could have been advanced under the terms of the note. The note was secured by deeds of trust for certain properties located near the refinery. Principal plus accrued interest was due in full on June 1, 2010. Interest was payable quarterly at the prevailing prime rate, subject to a maximum of 12% per annum. The principal and accrued interest due as of December 31, 2005, was approximately $0.1 million. On January 31, 2006, the Company acquired the ownership interests in Ascarate for a nominal amount. Accordingly, Ascarate became a wholly-owned subsidiary of the Company and is no longer a related party.

Product Sales to Transmountain Oil Company

The Company sells refined products to Transmountain Oil Company, L.C. (“Transmountain”), which is a distributor in the El Paso area. An entity controlled by the Company’s major stockholder acquired a 61.1% interest in Transmountain on June 30, 2004. Sales to Transmountain, at market-based rates, totaled $72.4 million for the twelve months ended December 31, 2006. Total accounts receivable due from Transmountain were $1.4 million as of December 31, 2006.

Lease with Transmountain

The Company has entered into a lease agreement with Transmountain, whereby Transmountain leases certain office space from the Company at a market-based rate. The lease commenced on December 1, 2005, for a period of ten years and contains two five-year renewal options. The monthly base rental starts at $6,800, subject to adjustment at the end of the first five-year period based upon the change in the Consumer Price Index. Rental payments received from Transmountain were $81,606 for the twelve months ended December 31, 2006.

Equity Appreciation Rights

RHC Holdings, L.P., the former general partner of Western Refining Company, L.P., granted equity appreciation rights, (“EARs”) to certain employees of Western Refining Company, L.P. to attract and retain management, motivate employees to achieve our long-range goals, provide compensation competitive with similar business and promote our long-term growth in value. These EARs were granted to nine individuals, including eight non-executive officers and Mr. Dalke, our Chief Financial Officer. Each right entitled the holder to receive cash or notes, at our option, in an amount equal to the excess of the fair market value of each right at the date of exercise over the issue price of such right, as established at the time the right was granted. One-third of the rights vested on each anniversary of the vesting date set forth in the award agreement. The fair market value of each right was equal to 0.001% of four times the average annual earnings before interest expense, income tax expense, depreciation and amortization of Western Refining Company, L.P. for the prior 36 months ended at the end of its fiscal year immediately preceding the date for which the calculation was made plus its cash minus its debt at the end of such fiscal year. In December 2005, the equity appreciation rights were amended to provide all participants with the right to receive cash and, when our initial public offering closed, shares of our common stock.

RHC Holdings, L.P. assigned its obligations under the EARs to Western Refining Company, L.P. In connection with the closing of our initial public offering, all of the EARs were liquidated in exchange for $28 million in cash; of this amount, Mr. Dalke received $4.3 million in cash. In addition, we granted 1,772,042 shares of restricted stock under our Western Refining Long-Term Incentive Plan to holders of EARs, including 272,622 shares to Mr. Dalke. The shares of restricted stock vest ratably each quarter for two years.

PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITOR

The Audit Committee has selected Ernst & Young LLP as the Company’s independent auditor for fiscal year 2007, and the Board of Directors is asking stockholders to ratify that selection. Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Company’s independent auditor to be engaged, retained and supervised by the Audit Committee, the Board of Directors is submitting the selection of Ernst & Young LLP for ratification by our stockholders as a matter of good corporate governance practice.

The affirmative vote of holders of a majority of the shares of common stock present or represented by proxy at the meeting and entitled to vote is required to approve the ratification of the selection of Ernst & Young LLP as the Company’s independent auditor for the current fiscal year. The Board of Directors unanimously recommends that you vote FOR this proposal.

Ernst & Young LLP has advised the Company that it will have a representative available at the 2007 Annual Meeting to respond to appropriate questions.

Principal Accountant Fees and Services

For fiscal years 2006 and 2005, the following fees were billed by Ernst & Young LLP to the Company (or its predecessors) for the indicated services:

	2006	2005

Audit Fees	$737,122	$1,061,275
Audit-related Fees	60,997	—

Total Fees	$798,119	$1,061,275

Audit Fees consist of fees billed for professional services rendered for (i) the audit of our consolidated financial statements (ii) the review of the interim consolidated financial statements included in quarterly reports, (iii) the filing of our registration statement on Form S-1 in connection with our initial public offering, (iv) services relating to comfort letters and (v) other services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements.

Audit-related Fees consist of fees billed for due diligence services associated with our proposed transaction with Giant Industries, Inc.

Policy on Audit Committee Pre-Approval and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. The services described above for 2005 occurred prior to the formation of the Audit Committee and were not approved by the Audit Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (“Exchange Act”) requires our officers, directors and persons who beneficially own more than ten percent of our Common Stock to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than ten percent beneficial owners also are required by rules promulgated by the SEC to furnish us with copies of all Section 16(a) forms they file. To the Company’s knowledge, all required report filings by our directors and executive officers were timely made, except that Mr. Dalke was delinquent in filing a Form 4 relating to the disposition of 12,422 common shares that occurred on June 30, 2006 and a disposition of 12,422 common shares that occurred on September 29, 2006. The disposition of shares was related to shares that were surrendered to cover payroll withholding taxes pursuant to the vesting of restricted shares. The form was subsequently filed.

SOLICITATION

The Company is soliciting proxies for the 2007 Annual Meeting and will bear the cost of solicitation. In addition to solicitation by mail, certain of the directors, officers or regular employees of the Company may, without extra compensation, solicit the return of proxies by telephone or electronic media. Arrangements will be made with brokerage houses, custodians and other fiduciaries to send proxy material to their principals, and the Company will reimburse these parties for any out-of-pocket expenses.

VOTING PROCEDURES

A majority of the outstanding shares of common stock present or represented by proxy at the 2007 Annual Meeting constitutes a quorum for the transaction of business. An officer of the Company will tabulate all votes cast, in person or by submission of a properly executed proxy, before the closing of the polls at the meeting. We will appoint an inspector of elections at the meeting. The affirmative vote of holders of a plurality of the common stock present or represented by proxy at the meeting and entitled to vote is required for the election of each director nominee. Therefore, abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors. For ratification of the independent auditor and any other matters presented for a vote of stockholders, the affirmative vote of holders of a majority of the common stock present or represented by proxy at the meeting and entitled to vote is required. Therefore, on any such matters, abstentions have the effect of a negative vote, and broker non-votes will not be taken into account.

PROPOSALS OF STOCKHOLDERS

Stockholders who intend to submit a proposal at the annual meeting of stockholders in 2008 and desire that such proposal be included in the proxy materials for such meeting must follow the procedures prescribed by Rule 14a-8 under the Exchange Act. To be eligible for inclusion in the proxy materials, stockholder proposals must be received by the Secretary of the Company at the Company’s principal executive offices no later than December 17, 2007.

ADDITIONAL INFORMATION

The Corporate Governance Guidelines, the Code of Business Conduct and Ethics, the Code of Ethics for Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer, Senior Financial Officer and the charters of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee are available on our website (www.wnr.com), and copies of these documents are available to stockholders, without charge, upon request.

The Annual Report to Stockholders of the Company for the year ended December 31, 2006, including audited financial statements, is enclosed with this proxy statement but does not constitute a part of the proxy soliciting material. Western Refining, Inc. will furnish a copy of its Annual Report for the year ended December 31, 2006, without exhibits, free of charge to each person who forwards a written request to the Chief Administrative Officer, Western Refining, Inc., 6500 Trowbridge Drive, El Paso, Texas 79905.

WESTERN REFINING, INC.
6500 TROWBRIDGE DRIVE
EL PASO, TEXAS 79905
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage paid envelope we have provided or return it to Western Refining, Inc., c/o Scott D. Weaver, 6500 Trowbridge Drive, El Paso, Texas 79905.

(Please sign, date and return this proxy in the
enclosed postage prepaid envelope.)

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WESTERN REFINING, INC. Vote on Directors
1. To elect THREE Class II Directors to serve a three-year term. Nominees for election as Class II Directors: 01) JEFF A. STEVENS 02) RALPH A. SCHMIDT 03) WILLIAM D. SANDERS	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for one or more nominees, mark “For All Except” and write down the number(s) of such nominee(s) on the line below.

2. To ratify the selection of Ernst & Young LLP as the Company’s independent auditor for fiscal year 2007	For ☐	Against ☐	Abstain ☐

In the discretion of the proxies, such other business as may properly come before the meeting and at any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of the nominees for Director and FOR the ratification of the selection of Ernst & Young LLP as independent auditor, and, in the discretion of the proxies, with respect to such other business as may properly come before the meeting.

The Board of Directors recommends a vote FOR the election of the nominees for Director and FOR the ratification of the selection of Ernst & Young LLP as independent auditor.

For address changes, please check this box and write them on the back where indicated.	☐

NOTE: Please sign, date and return your
instructions promptly in the enclosed envelope. Sign
exactly as name(s) appear(s) hereon. Joint owners
should each sign. When signing as attorney,
executor, administrator, trustee or guardian or other
fiduciary, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

WESTERN REFINING, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 15, 2007

The Annual Meeting of the Stockholders of Western Refining, Inc. (the “Company”) will be held on May 15, 2007, at 9:00 a.m. MDT, at the Camino Real Hotel, 101 South El Paso Street, El Paso, Texas.

The undersigned, having received the notice and accompanying Proxy Statement for said meeting, hereby constitutes and appoints Paul L. Foster and Scott D. Weaver, or any of them, his/her true and lawful agents and proxies, with power of substitution and resubstitution in each, to represent and vote at the Annual Meeting scheduled to be held on May 15, 2007, or at any adjournment or postponement thereof on all matters coming before said meeting, all shares of Common Stock of Western Refining, Inc. which the undersigned may be entitled to vote. The above proxies are hereby instructed to vote as shown on the reverse side of this card.

YOUR VOTE IS IMPORTANT

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE. AN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE.

(Continued and to be dated and signed on the reverse side.)

ADDRESS CHANGE: _ _
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(If you noted any address changes above, please check the corresponding box on the reverse side.)